UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 11, 2016

Service Corporation International
(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway Houston, Texas	77019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (713) 522-5141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 11, 2016, Service Corporation International (“SCI”) held an annual meeting of shareholders and the shareholders voted on five proposals as set forth below.

Proposal 1:    Election of Directors.

The shareholders cast their votes as follows and elected four directors.

	Votes	Votes Against/		Broker
Nominee	For	Withheld	Abstentions	Non-Votes
Alan R. Buckwalter	138,898,706	20,661,337	0	17,951,511
Victor L. Lund	152,806,142	6,753,901	0	17,951,511
John W. Mecom	148,616,410	10,943,633	0	17,951,511
Ellen Ochoa	157,547,460	2,012,583	0	17,951,511

Proposal 2:    Approval of the selection of PricewaterhouseCoopers LLP as the Company's registered public accounting firm for fiscal 2016.

The shareholders approved the proposal by casting their votes as follows.

Votes For 175,735,645	Votes Against 1,534,720	Abstentions 241,189	Broker Non-Votes 0

Proposal 3:    Advisory Vote to Approve Named Executive Officer Compensation.

The shareholders approved the proposal by casting their votes as follows.

Votes For 127,661,490	Votes Against 30,923,898	Abstentions 974,655	Broker Non-Votes 17,951,511

Proposal 4:    Approval of the 2016 Equity Incentive Plan.

The shareholders approved the proposal by casting their votes as follows.

Votes For 152,737,673	Votes Against 6,497,622	Abstentions 324,748	Broker Non-Votes 17,951,511

Proposal 5:    Shareholder Proposal Regarding a Senior Executive Stock Retention Requirement.

The shareholders cast their votes as follows. The proposal failed because a majority of the shares were voted against the proposal.

Votes For 6,151,623	Votes Against 143,918,789	Abstentions 9,489,631	Broker Non-Votes 17,951,511

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 16, 2016	Service Corporation International

	By:	/s/ Gregory T. Sangalis
Gregory T. Sangalis
Senior Vice President General Counsel and Secretary